Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD PARK-OHIO HOLDINGS CORP. (216) 692-7200
Park-Ohio Reports Continued Growth in Sales and Profit
in Third Quarter 2005
     CLEVELAND, OHIO, October 31, 2005 — Park-Ohio Holdings Corp. (NASDAQ:PKOH), today announced results for its third quarter ended September 30, 2005.
NINE MONTHS RESULTS
     Park-Ohio reported net income of $18.9 million or $1.66 per share dilutive for the first nine months of 2005, a 15% increase on net income of $16.5 million or $1.48 per share dilutive in the same period of 2004. Park Ohio reported net sales of $691.9 million for the first nine months of 2005, a 16% increase on sales of $594.2 million in the same period of 2004.
THIRD QUARTER RESULTS
     Park-Ohio reported net income of $5.2 million or $.45 per share dilutive for the third quarter of 2005, a 30% increase on net income of $4.0 million in the same period of 2004. Park-Ohio reported net sales of $234.2 million for third quarter 2005, a 17% increase on sales of $200.9 million in the same quarter of 2004.
     Earnings per share of $.45 per share dilutive for the quarter ended September 30, 2005 were reduced $.07 by the effects of the October 8, 2005 bankruptcy of a customer, Delphi Corporation. The accrual of these charges in the third quarter fully reflects the impact of this subsequent event. Delphi continues to be an active customer across the full range of products provided.
     Edward F. Crawford, Chairman and Chief Executive Officer, stated, “Ongoing strength in most of our end markets offset auto related revenues which were below expectations, and substantially increased energy costs. Considering the effect of the Delphi bankruptcy, we now expect EPS for the year 2005 to range from $2.00 to $2.30 per share dilutive.”
     A conference call reviewing Park-Ohio’s third quarter results will be broadcast live over the Internet on Tuesday, November 1, commencing at 10:00am Eastern Time. Simply log on to http://www.pkoh.com.
     Park-Ohio is a leading provider of supply chain logistics services, and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 24 manufacturing sites and 43 supply chain logistics facilities.
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This news release contains forward-looking statements, including statements regarding future performance of the company, that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
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CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net sales	$234,247	$200,875	$691,925	$594,154
Cost of products sold	198,327	169,549	585,543	498,938

Gross profit	35,920	31,326	106,382	95,216
Selling, general and administrative expenses	22,817	19,876	64,897	57,329

Operating income	13,103	11,450	41,485	37,887
Interest expense	7,200	6,510	20,374	18,842

Income before income taxes	5,903	4,940	21,111	19,045
Income taxes	751	949	2,260	2,575

Net income	$5,152	$3,991	$18,851	$16,470

Amounts per common share:
Basic	$0.47	$0.38	$1.73	$1.55
Diluted	$0.45	$0.36	$1.66	$1.48

Common shares used in the computation:
Basic	10,928	10,629	10,896	10,599
Diluted	11,414	11,225	11,385	11,164

Other financial data:
EBITDA, as defined	$17,434	$15,470	$54,949	$49,896

Note A—The effective income tax rate for the first nine months of 2005 is less than the statutory Federal income tax rate due primarily to the recognition of net operating loss carryforwards.
Note B—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization,certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its revolving credit agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income	$5,152	$3,991	$18,851	$16,470
Add back:
Income taxes	751	949	2,260	2,575
Interest expense	7,200	6,510	20,374	18,842
Depreciation and amortization	3,967	3,971	12,843	11,875
Miscellaneous	364	49	621	134

EBITDA, as defined	$17,434	$15,470	$54,949	$49,896

Note C—On July 20, 2005, the Company completed the acquisition of the assets of Purchased Parts Group, Inc. (“PPG”) for $7.0 million in cash, $.5 million in a short-term note payable and the assumption of approximately $12.0 million of trade liabilities. The acquisition was funded with borrowings under the Company’s bank revolving credit agreement.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	September 30	December 31
	2005	2004
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$10,828	$7,157
Accounts receivable, net	171,064	145,475
Inventories	195,170	177,294
Other current assets	12,337	14,593

Total Current Assets	389,399	344,519

Property, Plant and Equipment	237,016	229,494
Less accumulated depreciation	124,932	118,821

Total Property Plant and Equipment	112,084	110,673

Other Assets
Goodwill	82,715	82,565
Net assets held for sale	1,992	3,027
Other	72,047	69,238

Total Other Assets	156,754	154,830

Total Assets	$658,237	$610,022

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$110,702	$108,868
Accrued expenses	69,697	60,003
Current portion of long-term liabilities	4,449	5,812

Total Current Liabilities	184,848	174,683

Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	210,000	210,000
Revolving credit maturing on December 31, 2010	139,300	120,600
Other long-term debt	5,905	4,776
Other postretirement benefits and other long-term liabilities	25,713	27,570

Total Long-Term Liabilities	380,918	362,946

Shareholders’ Equity	92,471	72,393

Total Liabilities and Shareholders’ Equity	$658,237	$610,022

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004

NET SALES

ILS	$137,810	$112,158	$394,212	$343,272
Aluminum Products	36,816	35,741	122,800	91,591
Manufactured Products	59,621	52,976	174,913	159,291

	$234,247	$200,875	$691,925	$594,154

INCOME BEFORE INCOME TAXES

ILS	$8,200	$6,216	$24,675	$23,694
Aluminum Products	1,515	2,235	7,419	6,566
Manufactured Products	5,995	5,183	17,757	13,704

	15,710	13,634	49,851	43,964
Corporate and Other Costs	(2,607)	(2,184)	(8,366)	(6,077)
Interest Expense	(7,200)	(6,510)	(20,374)	(18,842)

	$5,903	$4,940	$21,111	$19,045